                                                      Exhibit 4.1
                                                      -----------

                               DIME BANCORP, INC.
                           1991 STOCK INCENTIVE PLAN

             (AS AMENDED AND RESTATED EFFECTIVE FEBRUARY 29, 1996)


          SECTION 1  Purpose.
                     -------

          The purpose of the Dime Bancorp, Inc. 1991 Stock Incentive Plan (the "Plan") is to enable Dime Bancorp, Inc. ("Bancorp") and any Related Company (as defined below) to attract and retain employees who contribute to Bancorp's success by their ability, ingenuity and industry, and to enable such employees to participate in the long-term success and growth of Bancorp by giving them an equity interest in Bancorp. For purposes of the Plan, a "Related Company" means any corporation, partnership, joint venture or other entity in which Bancorp owns, directly or indirectly, at least a 20% beneficial ownership interest.

           SECTION 2  Types of Awards.
                      ---------------

           2.1  Awards under the Plan may be in the form of (i) Stock Options;
(ii) Stock Appreciation Rights; (iii) Restricted Stock; (iv) Deferred Stock; (v) Loans; and/or (vi) Tax Offset Payments.

           2.2 An eligible employee may be granted one or more types of awards, which may be independent or granted in tandem. If two awards are granted in tandem the employee may exercise (or otherwise receive the benefit of) one award only to the extent he or she relinquishes the tandem award.

           SECTION 3  Administration.
                      --------------

           3.1 The Plan shall be administered by the Compensation Committee of Bancorp's Board of Directors (the "Committee") or such other committee of directors as the Board of Directors of Bancorp (the "Board") shall designate that satisfies the disinterested administration requirements under Rule 16b-3 as then promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 ("Rule 16b-3"). Members of the Committee shall serve at the pleasure of the Board.

          3.2 The Committee shall have the authority to grant awards to eligible employees under the Plan; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan and any award granted under the Plan; and to otherwise supervise the administration of the Plan. In particular, and without limiting its authority and powers, the Committee shall have the authority:


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          (a)  to determine whether and to what extent any award or combination of awards will be granted hereunder, including whether any awards will be granted in tandem with each other;

          (b)  to select the employees to whom awards will be granted;

          (c) to determine the number of shares of the common stock of Bancorp (the "Stock") to be covered by each award granted hereunder;

          (d) to determine the terms and conditions of any award granted hereunder, including, but not limited to, any vesting or other restrictions based on performance and such other factors as the Committee may determine, and to determine whether the terms and conditions of the award are satisfied;

          (e) to determine the treatment of awards upon an employee's retirement, disability, death, termination for cause or other termination of employment;

          (f) to determine pursuant to a formula or otherwise the fair market value of the Stock on a given date; provided, however, that if the Committee fails to make such a determination, fair market value shall mean the closing sale price of the Stock on a given date as reported in The Wall Street Journal;
                                   --- ---- ----- -------

          (g) to determine that amounts equal to the amount of any dividends declared with respect to the number of shares covered by an award (including Stock Options) (i) will be paid to the employee currently or (ii) will be deferred and deemed to be reinvested or
               (iii) will otherwise be credited to the employee, or (iv) that the employee has no rights with respect to such dividends;

          (h) to determine whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an award will be deferred either automatically or at the election of an employee, including providing for and determining the amount (if any) of deemed earnings on any deferred amount during any deferral period;

          (i) to provide that the shares of Stock received as a result of an award shall be subject to a right of first refusal, pursuant to which the employee shall be required to offer to Bancorp any shares that the employee wishes to sell, subject to such terms and conditions as the Committee may specify;

          (j) to amend the terms of any award, prospectively or retroactively; provided, however, that no amendment shall impair the rights of the award holder without his or her consent; and


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          (k)  to substitute new Stock Options for previously granted Stock
               Options, or for options granted under other plans, in each case including previously granted options having higher option prices.

          3.3 All determinations made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including Bancorp and Plan participants.

          3.4 The Committee may from time to time delegate to one or more officers of Bancorp or any Related Company any or all of its authorities granted hereunder except with respect to awards granted to persons subject to Section 16 of the Securities Exchange Act of 1934. The Committee shall specify the maximum number of shares that the officer or officers to whom such authority is delegated may award.

          SECTION 4  Stock Subject to Plan.
                     ---------------------

          4.1 The total number of shares of Stock reserved and available for distribution under the Plan shall be 4,232,605, plus a number of shares of Stock equal to the sum of the number of (a) shares of Stock previously reserved and available for distribution under the Dime Bancorp, Inc. Stock Incentive Plan (the "Stock Incentive Plan") that are subject to the unexercised portions of any options granted under the Stock Incentive Plan that, on or after the effective date of this restatement, expire, terminate or are canceled, and (b) shares of Stock consisting of restricted stock sold under the Stock Incentive Plan which are repurchased by Bancorp on or after the effective date of this restatement; provided, however, that for the purposes of clause (a) above, if any stock appreciation rights granted in tandem with an option granted under the Stock Incentive Plan are exercised and paid in Stock on or after the effective date of this restatement, the shares theretofore subject to that option (or portion thereof) shall not be counted in determining the number of shares available for future awards under the Plan. The shares of Stock hereunder may consist of authorized but unissued shares or treasury shares. No more than 1,250,000 shares of Stock shall be available for distribution under the Plan to any single individual with respect to any Stock Options awarded hereunder, and no single individual shall be granted Stock Appreciation Rights hereunder related to more than 1,250,000 shares of Stock. The exercise of a Stock Appreciation Right for cash or the payment of any other award in cash shall not count against either of these share limits, nor shall it count against the aggregate share limit for the Plan described in this Section 4.1, except as may otherwise be provided under
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the treasury regulations thereunder. Shares of Stock reserved and available for distribution under the Plan shall further be subject to adjustment as provided below.

          4.2 To the extent an option is surrendered, canceled or terminated without having been exercised, or an award is surrendered, canceled or terminated without the employee having received payment of the award, or shares awarded are surrendered, canceled, repurchased at less than fair market value or forfeited, the shares subject to such award shall again be available for distribution in connection with future awards under the Plan. Notwithstanding the foregoing, surrender, cancellation, termination or forfeiture of an option, award or issuance of shares shall


                                 Page 13 of 23
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not be disregarded for purposes of applying the individual limit on available shares described in Section 4.1 with respect to any individual with respect to whom the provisions of Section 162(m) of the Code apply. At no time will the overall number of shares issued under the Plan plus the number of shares covered by outstanding awards under the Plan exceed the aggregate number of shares authorized under the Plan. At no time will the number of shares issued under the Plan to any individual plus the number of shares covered by a previous award to such individual under the Plan, whether or not outstanding, exceed the number of shares authorized under this restatement of the Plan for a single individual.

          4.3 In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, Stock dividend, Stock split, spin-off, split-up, split-off, distribution of assets (including cash) or other change in corporate structure affecting the Stock, a substitution or adjustment, as may be determined to be appropriate by the Committee in its sole discretion, shall be made in the aggregate number of shares reserved for issuance under the Plan, the aggregate number of shares of Stock available for distribution under the Plan to any single individual with respect to a Stock Option awarded hereunder, the aggregate number of shares of Stock that relate to Stock Appreciation Rights that may be granted to any single individual hereunder, the identity of the stock to be issued under the Plan, the number of shares subject to outstanding awards and the amounts to be paid by employees, Bancorp or any Related Company, as the case may be, with respect to outstanding awards.

          SECTION 5  Eligibility.
                     -----------

          Officers and other employees of Bancorp and Related Companies are eligible to be granted awards under the Plan. A director of Bancorp or a Related Company who is not also an employee of Bancorp or a Related Company will not be eligible to be granted awards under the Plan. The participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible.

          SECTION 6  Stock Options.
                     -------------

          6.1 The Stock Options awarded under the Plan may be of two types; (i) Incentive Stock Options within the meaning of Section 422 of the Code or any successor provision thereto; and (ii) Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

          6.2 Subject to the following provisions, Stock Options awarded under the Plan shall be in such form and shall have such terms and conditions as the Committee may determine:

          (a)  Option Price.  The option price per share of Stock purchasable
               ------------
               under a Stock Option shall be determined by the Committee; provided, however, that with respect to persons subject to
               Section 16 of the Securities Exchange Act of 1934, the option price shall not be less than 50% of the


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               fair market value of the Stock on the date of the award of the
               Stock Option.

          (b)  Option Term.  The term of each Stock Option shall be determined
               -----------
               by the Committee.

          (c)  Exercisability.  Stock Options shall be exercisable at such
               --------------
               time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time in whole or in part.

          (d)  Method of Exercise.  Stock Options may be exercised in whole or
               ------------------
               in part at any time during the option period by giving written notice of exercise to the Bank specifying the number of shares to be purchased, accompanied by payment of the purchase price. Payment of the purchase price shall be made in such manner as the Committee may provide in the award, which may include cash (including cash equivalents), delivery of shares of Stock already owned by the optionee or subject to awards hereunder, any other manner permitted by law as determined by the Committee, or any combination of the foregoing. The Committee may provide that all or part of the shares received upon the exercise of a Stock Option which are paid for using Restricted Stock or Deferred Stock shall be restricted or deferred in accordance with the original terms of the Restricted Stock or Deferred Stock so used.

          (e)  No Stockholder Rights.  An optionee shall have neither rights to
               ---------------------
               dividends (other than amounts credited in accordance with Section 3.2(g)) nor other rights of a stockholder with respect to shares subject to a Stock Option until the optionee has given written notice of exercise and has paid for such shares.

          (f)  Surrender Rights.  The Committee may provide that options may be
               ----------------
               surrendered for cash upon any terms and conditions set by the Committee.

          (g)  Non-transferability.  No Stock Option shall be transferable by
               -------------------
               the optionee other than by will or by the laws of descent and distribution. During the optionee's lifetime, all Stock Options shall be exercisable only by the optionee.

          (h)  Termination of Employment.  If an optionee's employment with
               -------------------------
               Bancorp or a Related Company terminates by reason of death, disability, retirement, voluntary or involuntary termination or otherwise, the Stock Option shall be exercisable to the extent determined by the Committee. The Committee


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               may provide that, notwithstanding the option term determined pursuant to Section 6.2(b), a Stock Option which is outstanding on the date of an optionee's death shall remain outstanding for an additional period after the date of such death.

          6.3 Notwithstanding the provisions of Section 6.2, no Incentive Stock Option shall (i) have an option price which is less than 100% of the fair market value of the Stock on the date of the award of the Stock Option, (ii) be exercisable more than ten years after the date such Incentive Stock Option is awarded or (iii) be awarded more than ten years after the date of the adoption of the restatement of the Plan effective February 29, 1996.

          SECTION 7  Stock Appreciation Rights.
                     -------------------------

          7.1 A Stock Appreciation Right shall entitle the holder thereof to receive payment of an amount, in cash, shares of Stock or a combination thereof, as determined by the Committee, equal in value to the excess of the fair market value of the shares as to which the award is granted on the date of exercise over an amount specified by the Committee. Any such award shall be in such form and shall have such terms and conditions as the Committee may determine.

          7.2 The Committee may provide that a Stock Appreciation Right may be exercised only within the 60-day period following occurrence of a Terminating Event (as defined in Section 15.2). The Committee may also provide that in the event of the occurrence of a Terminating Event the amount to be paid upon the exercise of a Stock Appreciation Right shall be based on the Terminating Event Price (as defined in Section 15.3).

          SECTION 8  Restricted Stock.
                     ----------------

          Subject to the following provisions, all awards of Restricted Stock shall be in such form and shall have such terms and conditions as the Committee may determine:

          (a) The Restricted Stock award shall specify the number of shares of Restricted Stock to be awarded, the price, if any, to be paid by the recipient of the Restricted Stock (which shall in no event be less than par value) and the date or dates on which, or the conditions upon the satisfaction of which, the Restricted Stock will vest. The vesting of Restricted Stock may be conditioned upon the completion of a specified period of service with Bancorp or a Related Company, upon the attainment of specified performance goals or upon such other criteria as the Committee may determine.

          (b) Stock certificates representing the Restricted Stock awarded to an employee shall be registered in the employee's name, but the Committee may direct that such certificates be held by Bancorp on behalf of the


                                 Page 16 of 23
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               employee. Except as may be permitted by the Committee, no share of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered by the employee until such share has vested in accordance with the terms of the Restricted Stock award. At the time Restricted Stock vests, a certificate for such vested shares shall be delivered to the employee (or his or her designated beneficiary in the event of death), free of all restrictions.

          (c) The Committee may provide that the employee shall have the right to vote or receive dividends on Restricted Stock. The Committee may provide that Stock received as a dividend on, or in connection with a stock split of, Restricted Stock shall be subject to the same restrictions as the Restricted Stock.

          (d) Except as may be provided by the Committee, in the event of an employee's termination of employment before all of his or her Restricted Stock has vested, or in the event any conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the shares of Restricted Stock which have not vested shall be forfeited, and the Committee shall provide that (i) the purchase price paid by the employee with respect to such shares shall be returned to the employee or (ii) a cash payment equal to such Restricted Stock's fair market value on the date of forfeiture, if lower, shall be paid to the employee.

          (e) The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, any or all of the employee's Restricted Stock.

          SECTION 9  Deferred Stock Awards.
                     ---------------------

          Subject to the following provisions, all awards of Deferred Stock shall be in such form and shall have such terms and conditions as the Committee may determine:

          (a) The Deferred Stock award shall specify the number of shares of Deferred Stock to be awarded to any employee and the duration or the period (the "Deferred Period") during which, and the conditions under which, receipt of the Stock will be deferred. The Committee may condition the award of Deferred Stock, or receipt of Stock or cash at the end of the Deferral Period, upon the attainment of specified performance goals or such other criteria as the Committee may determine.


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          (b)  Except as may be permitted by the Committee, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period.

          (c) At the expiration of the Deferral Period, the employee (or his or her designated beneficiary in the event of death) shall receive
               (i) certificates for the number of shares of Stock equal to the number of shares covered by the Deferred Stock award, (ii) cash equal to the fair market value of such Stock or (iii) a combination of shares and cash, as the Committee may determine.

          (d) Except as may be provided by the Committee, in the event of an employee's termination of employment before the end of the Deferral Period, his or her Deferred Stock award shall be forfeited.

          (e) The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, Stock or cash under a Deferred Stock award.

          SECTION 10  Loans.
                      -----

          The Committee may provide that Bancorp shall make, or arrange for, a loan or loans to an employee with respect to the exercise of any Stock Option awarded under the Plan, with respect to the payment of the purchase price, if any, of any Restricted Stock awarded hereunder, or with respect to any taxes arising from an award hereunder; provided, however, that any such loan shall be made on terms that comply with all applicable laws and regulations and no such loan to an employee shall be for more than the excess of the purchase or exercise price of an award (together with the amount of any taxes arising from such award) over the par value of any shares of Stock awarded. Subject to the foregoing, the Committee shall have full authority to decide whether a loan will be made hereunder and to determine the amount, term and provisions of any such loan, including the interest rate to be charged, whether the loan will be with or without recourse against the borrower, any security for the loan, the terms on which the loan is to be repaid and the conditions, if any, under which the loan may be forgiven.

          SECTION 11  Tax Offset Payments.
                      -------------------

          The Committee may provide for a Tax Offset Payment by Bancorp to the employee in an amount specified by the Committee, which shall not exceed the amount determined by the Committee as necessary to pay the federal, state, local and other taxes payable with respect to any award and receipt of the Tax Offset Payment assuming the employee is taxed at the maximum tax rate applicable to such income. The Tax Offset Payment may be paid in cash, Stock or a combination thereof, as determined by the Committee.


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          SECTION 12  Election to Defer Awards.
                      ------------------------

          The Committee may permit an employee to elect to defer receipt of an award for a specified period or until a specified event, upon such terms as are determined by the Committee.

          SECTION 13  Tax Withholding.
                      ---------------

          13.1 Each employee shall, no later than the date as of which the value of an award (or portion thereof) first becomes includible in the employee's income for applicable tax purposes, pay to Bancorp, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, local or other taxes of any kind required by law to be withheld with respect to the award (or portion thereof). The obligation of Bancorp under the Plan shall be conditional on such payment or arrangements, and Bancorp (and, where applicable, any Related Company), shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the employee including, but not limited to, the right, at the direction of the Committee, to withhold shares of Stock otherwise deliverable to the employee with respect to any awards hereunder.

          13.2 To the extent permitted by the Committee, and subject to such terms and conditions as the Committee may provide, an employee may irrevocably elect to have the withholding tax obligation or any additional tax obligation with respect to any awards hereunder satisfied by (i) having Bancorp withhold shares of Stock otherwise deliverable to the employee with respect to the award,
(ii) delivering to Bancorp shares of unrestricted Stock, or (iii) through any combination of withheld and delivered shares of Stock, as described in (i) and
(ii).

          SECTION 14  Amendments and Termination.
                      --------------------------

          The Board or the Committee may discontinue the Plan at any time and may amend it from time to time. No amendment or discontinuation of the Plan shall adversely affect any award previously granted without the employee's written consent. Amendments may be made without stockholder approval except as required to satisfy Rule 16b-3 (or any successor rule) or other regulatory requirements.

          SECTION 15  Terminating Event.
                      -----------------

          15.1 Unless otherwise determined by the Committee at the time of grant or by amendment (with the holder's consent) of such grant, in the event of the earliest of (i) the occurrence of a Terminating Event, or (ii) the dissemination of a proxy statement soliciting proxies from stockholders of Bancorp, by someone other than Bancorp, seeking stockholder approval of a Terminating Event of the type described in 15.2 (a) below, or (iii) the publication or dissemination of an announcement of action intended to result in a Terminating Event of the type described in 15.2(b) or (c) below:


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          (a)  all outstanding Stock Options and all outstanding Stock
               Appreciation Rights awarded under the Plan shall become fully exercisable and vested;

          (b) the restrictions and deferral limitations applicable to any outstanding Restricted Stock and Deferred Stock awards under the Plan shall lapse and such shares and awards shall be deemed fully vested; and

          (c) to the extent the cash payment of any award is based on the fair market value of Stock, such fair market value shall be the Terminating Event Price.

          15.2  As used herein a "Terminating Event" shall be:

          (a) the reorganization, merger or consolidation of Bancorp with one or more corporations as a result of which the common stock of Bancorp is exchanged for or converted into cash or property or securities not issued by Bancorp, whether or not the reorganization, merger or consolidation shall have been affirmatively recommended to Bancorp's stockholders by a majority of the members of the Board;

          (b) the acquisition of substantially all of the property or of more than 35% of the voting power of Bancorp by any person or entity; or

          (c) the occurrence of any circumstance having the effect that directors who were nominated for election as directors by the Nominating Committee of the Board shall cease to constitute a majority of the authorized number of directors of Bancorp.

          15.3 "Terminating Event Price" means the highest price per share paid for the Stock in any transaction reported on the New York Stock Exchange Composite Index, or paid or offered for the Stock in any transaction related to a Terminating Event, at any time during the 90-day period ending with the day on which the Terminating Event occurs, or, if a shorter period, at any time during the period commencing with the date of grant and ending with the day on which the Terminating Event occurs. Notwithstanding the foregoing sentence, in the case of Stock Appreciation Rights granted in tandem with Incentive Stock Options, the Terminating Event Price shall be the highest price paid for the Stock on the date on which the Stock Appreciation Right is exercised.

          SECTION 16  General Provisions.
                      ------------------

          16.1 Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body or (iii) an agreement by the recipient of an award with respect to the disposition of Stock is necessary or desirable (in connection with any requirement or interpretation of any federal or state securities law, rule or regulation) as a condition of, or in connection with, the granting of such award or the issuance, purchase or delivery of Stock thereunder, such award shall not be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

          16.2 Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements. Neither the adoption of the Plan nor any award hereunder shall confer upon any employee of Bancorp or of a Related Company, any right to continued employment.

          16.3 Determinations by the Committee under the Plan relating to the form, amount and terms and conditions of awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

          16.4 No member of the Board or the Committee, nor any officer or employee of Bancorp or a Related Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board or the Committee and all officers or employees of Bancorp and Related Companies acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by Bancorp in respect of any such action, determination or interpretation.

          SECTION 17  Effective Date and Duration.
                      ---------------------------

          The Plan, as amended and restated herein, shall be effective on February 29, 1996, subject, to the extent required by law, to approval by Bancorp's stockholders. No awards of Stock Options, Stock Appreciation Rights, Restricted Stock or Deferred Stock shall be made under the Plan, as amended and restated herein, after February 24, 2004.


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